Exhibit 99.1

Nasdaq Agrees to Sell U.S. Fixed Income Business to Tradeweb Markets

NEW YORK, February 2, 2021 — Nasdaq, Inc. (Nasdaq: NDAQ) announced today that it has entered into a definitive agreement to sell its U.S. fixed income business, Nasdaq Fixed Income (NFI), to an affiliate of Tradeweb Markets Inc. (Nasdaq: TW), a leading global operator of electronic marketplaces for rates, credit, equities and money markets.

“Tradeweb Markets is the right partner for NFI, as the combined offering is well positioned to serve growing investor needs and creates a comprehensive suite of best in class execution solutions for all market participants,” said Tal Cohen, Executive Vice President and head of North American Markets, Nasdaq.

NFI has successfully repositioned itself in the U.S. Treasuries market, developing and launching new technology and product offerings, which will benefit Tradeweb’s ability to meet its clients’ needs going forward. The decision to sell NFI aligns with Nasdaq’s corporate strategy to concentrate its resources and capital to maximize its potential as a major technology and analytics provider to the global capital markets.

Financial Impact:

As previously disclosed in Nasdaq’s current and periodic reports, Nasdaq has a contingent obligation to issue 992,247 shares of Nasdaq common stock to BGC Partners, L.P. or its assignees every year through 2027 as set forth in the original purchase agreement associated with Nasdaq’s 2013 acquisition of the business. Upon the closing of the sale of NFI, the aggregate number of Nasdaq shares that remain subject to this contingent obligation is expected to be reduced (pursuant to the discounting adjustment provisions set forth in the original purchase agreement for Nasdaq’s acquisition of the business) and accelerated, which would result in an issuance to BGC or its assignees of an aggregate of approximately 6.2 million shares of Nasdaq in 2021.

Nasdaq intends to use the proceeds from the sale of NFI, available tax benefits and NFI working and clearing capital, as well as other sources of cash to repurchase shares in order to offset dilution to non-GAAP earnings per share, or EPS. The proceeds from the sale, the remaining tax benefits related to the 2013 purchase, and the working and clearing capital to be released upon closing of the transaction are estimated to total approximately $700 million.

To facilitate these repurchases, the Nasdaq’s Board of Directors has authorized an increase to the share repurchase program of an additional $1 billion, subject to the closing of the NFI sale and acceleration of the share issuance to BGC or its assignees. Nasdaq does not expect to increase its leverage as a result of the share repurchases related to this transaction and intends to continue with its previously announced de-leveraging plans following the closing of the Verafin acquisition.

After giving effect to these repurchases, Nasdaq expects this transaction to be 2% dilutive to non-GAAP EPS in the twelve-month period after its closing and does not expect material dilution in subsequent periods.

Nasdaq Fixed Income contributed approximately $23 million in revenue during the twelve-month period ending December 31, 2020.

The transaction is expected to close later in 2021 subject to the satisfaction of customary closing conditions, including the receipt of required regulatory approvals.

Advisors:

Morgan Stanley & Co. LLC is acting as exclusive financial advisor and Skadden, Arps, Slate, Meagher & Flom LLP is acting as counsel to Nasdaq.

About Nasdaq

Nasdaq (Nasdaq: NDAQ) is a global technology company serving the capital markets and other industries. Our diverse offering of data, analytics, software and services enables clients to optimize and execute their business vision with confidence. To learn more about the company, technology solutions and career opportunities, visit us on LinkedIn, on Twitter @Nasdaq, or at www.nasdaq.com.

Media Contact

Nasdaq

Joe Christinat

(646) 441-5121

(646) 284-5920

joseph.christinat@nasdaq.com

NON-GAAP FINANCIAL MEASURES

In this press release, Nasdaq presents forward-looking estimates for non-GAAP EPS. Management uses this non-GAAP information internally, along with U.S. GAAP information, in evaluating our performance and in making financial and operational decisions. We believe our presentation of this measure provides investors with useful information, greater transparency and supplemental data relating to our financial condition and results of operations, including with respect to management’s expectations regarding the impact of the planned transaction.

This measure is not in accordance with, or an alternative to, U.S. GAAP, and may be different from non-GAAP measures used by other companies. In addition, other companies, including companies in our industry, may calculate such measures differently, which reduces their usefulness as comparative measures. Investors should not rely on any single financial measure when evaluating our business. This non-GAAP information should be considered as supplemental in nature and is not meant as a substitute for our operating results in accordance with U.S. GAAP.

Nasdaq does not provide a GAAP EPS outlook or reconciliation of non-GAAP EPS to GAAP EPS in this press release because changes in the items that Nasdaq excludes from GAAP EPS to calculate non-GAAP EPS can be dependent on future events that are less capable of being controlled or reliably predicted by management and are not part of Nasdaq’s routine operating activities. The combined impact and timing of recognition of these potential charges or gains is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. In addition, Nasdaq believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of financial performance.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This communication contains forward-looking information related to Nasdaq and the proposed sale of the Nasdaq Fixed Income business by Nasdaq to an affiliate of Tradeweb Markets, which transaction involves substantial risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed or implied by such statements. When used in this communication, words such as “will”, “enable”, “intends”, “expected” and similar expressions and any other statements that are not historical facts are intended to identify forward-looking statements. Forward-looking statements in this communication include, among other things, statements about the potential benefits of the proposed transaction, including statements relating to expectations of future operating results and financial performance, the financial condition, results of operations and business of Nasdaq, the anticipated timing of closing of the proposed transaction, and the use of proceeds from the proposed transaction. Risks and uncertainties include, among other things, risks related to the ability of Nasdaq to consummate the proposed transaction on a timely basis or at all; Nasdaq’s ability to secure regulatory approvals on the terms expected, in a timely manner or at all; the ability to realize the anticipated benefits of the proposed transaction, including the possibility that the expected benefits from the proposed transaction will not be realized or will not be realized within the expected time period; disruption from the transaction making it more difficult to maintain business and operational relationships; risks related to diverting management’s attention from Nasdaq’s ongoing business operations; the negative effects of the announcement or the consummation of the proposed transaction on the market price of Nasdaq’s common stock or on Nasdaq’s operating results; significant transaction costs; unknown liabilities; the risk of litigation or regulatory actions related to the proposed transaction; future levels of Nasdaq’s indebtedness, including additional indebtedness that may be incurred in connection with the proposed transaction; and the effect of the announcement or pendency of the transaction on Nasdaq’s business relationships, operating results, and business generally.

Further information on these and other risks and uncertainties relating to Nasdaq can be found in its reports filed on Forms 10-K, 10-Q and 8-K and in other filings Nasdaq makes with the SEC from time to time and available at www.sec.gov. These documents are also available under the Investor Relations section of Nasdaq’s website at http://ir.nasdaq.com/investor-relations. The forward-looking statements included in this communication are made only as of the date hereof. Nasdaq disclaims any obligation to update these forward-looking statements, except as required by law.

-NDAQF-